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                                                                   Exhibit 10.11



             STOCK OPTION TERMINATION AND STOCK REPURCHASE AGREEMENT

      This Stock Option Termination Agreement, dated July 15, 1999, is made between Real Media, Inc., a Delaware corporation (the "Company"), and David Morgan (the "Stockholder").

                                   Background

      The Company and Stockholder desire to make additional shares of the Company's Common Stock available for the grant of options by the Company to its employees, consultants and non-employee directors. The Stockholder is willing to
(a) rescind and terminate Stockholder's options to purchase from the Company an aggregate of 20,000 shares of the Company's Common Stock (the "Option Shares"), and (b) sell to the Company 40,000 shares of the Company's Common Stock (the "Shares") at par, provided that such option shares and repurchased shares of Common Stock are used by the company for the grant of options to employees of the Company.

                                      Terms

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

            1. Option Termination. The Option Agreement for the Option Shares is hereby terminated and shall not entitle the Employee to purchase shares of the Company's Common Stock. As of the date of this Agreement, all of the terms and conditions set forth in such Option Agreement shall have no legal force and effect whatsoever.

            2. Repurchase of Shares. Stockholder hereby sells, transfers and assigns to the Company, and the Company hereby purchases from Stockholder, the Shares for the purchase price of $.001 per share.

            3. Shares Available for Options. The Option Shares and the Shares shall be reserved for issuance to employees, consultants and non-employee directors pursuant to options, warrants, stock awards or other similar rights to be granted by the Company.



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            4.    Entire Agreement. This Agreement constitutes the entire
understanding and agreement between the parties and supercedes all prior understandings and agreements between the parties with respect to the subject matter hereof.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day first above written.

                                 STOCKHOLDER:

                                      /s/ David Morgan
                                      ----------------------------------
                                 David Morgan



                                 REAL MEDIA, INC.

                                 By:  /s/ Mark Pinney
                                    ------------------------------------
                                    Name:      Mark Pinney
                                    Title:     CFO


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